EXHIBIT 23.1

CONSENT OF ENGINEERS

We hereby consent to the use of our names in connection with the Technical Report entitled “Carmacks Copper Project” dated March 31, 2006, which is referred to, and contains information set forth in, the registration statement on Form 20-F of Western Silver Corporation being filed with United States Securities and Exchange Commission:

Dated: June 6, 2006

/s/ George Cavey, P. Geo.
George Cavey, P. Geo.
Senior Geologist

/s/ David Gunning, P. Eng.
David Gunning, P. Eng.
Senior Associate Mining Engineer